Exhibit 99.B(h)(1)

SEI Investments Distribution Co.

PLACEMENT AGENT AGREEMENT

THIS AGREEMENT is entered into by and between SEI Alpha Strategy Portfolios, LP, a Delaware limited partnership (“Issuer”) and SEI Investments Distribution Co., a Pennsylvania corporation (“Distributor”).

RECITALS

A.            Issuer is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), consisting of several portfolios of shares as specified in Schedule A attached hereto, each having its own investment policies.

B.            Distributor is a broker-dealer which is duly licensed in the Commonwealth of Pennsylvania and in other United States jurisdictions as required and is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”).  Distributor’s registered representatives are duly licensed securities salespersons in various United States jurisdictions as required.

C.            Issuer desires to authorize Distributor, as agent for Issuer, to offer units of limited partnership interest (the “Shares”) of the Issuer for investment by institutional investors, high net worth individuals and other persons or entities (collectively “Potential Investors”) that are qualified to make such investments in accordance with the terms and conditions set forth in the Issuer’s Prospectus and Statement of Additional Information, as may be amended and supplemented from time to time (the “Prospectus”), all in return for such compensation, if any, as may be paid to Distributor pursuant to Section 3 hereof and other good and valuable consideration.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Role of Distributor.  Distributor is appointed as the placement agent of the Shares and authorized, on a non-exclusive basis and until further notice from Issuer, to offer the Shares, as agent for Issuer, in accordance with the terms and conditions of the Prospectus, to Potential Investors which Distributor reasonably believes will satisfy the standards for investors set forth in the Prospectus subject to the applicable federal and state securities laws, including the rules and regulations of the SEC and state securities regulators and the 1940 Act.  Distributor accepts such appointment and authority solely as an accommodation to Issuer, it being understood and agreed that Distributor’s sole responsibility hereunder shall be to offer and sell the Shares to such Potential Investors as are brought to the attention of Distributor by the Issuer, its investment manager or their affiliates or representatives and that the Distributor is not, and shall not be, required or authorized (i) to purchase the Shares from Issuer or any holder of the Shares for resale or otherwise, (ii) to make a public offering of the Shares, (iii) to risk any of its own capital in connection with the offer and sale of the Shares pursuant to the Prospectus or otherwise; (iv) to actively solicit sales or offers to buy the Shares from any investor; (v) to recommend the purchase of, or investment in, the Shares to any investor or group of investors; or (vi) to determine that the Shares are a suitable investment for any investor or group of investors.  With respect to its relationship with Issuer, Distributor is an independent contractor and not an employee, partner or joint venturer of or in Issuer; provided that nothing herein shall preclude Distributor or any representative of Distributor from investing in Issuer.  Notwithstanding any provision of this Agreement, Distributor and its Representatives may engage in other business activities and dealings of every nature, including without limitation the offer and sale of securities of, and solicitation of investors for, limited partnerships or incorporated entities, whether or not competitive with the business of Issuer.  Without limiting the generality of the foregoing, Distributor and the Issuer further agree, as follows:

a.             The solicitation of investors shall be made exclusively by the Issuer or its investment manager and their respective representatives.  Distributor shall have no obligation directly, or through any of Distributor’s registered representatives, to solicit, meet with or otherwise communicate with, any Potential Investor, it being understood and agreed that Distributor’s responsibilities shall be limited to those set forth above in this Section 1.

b.             Issuer agrees that Distributor shall have no responsibility to assure the qualifications of any broker, finder or other intermediary acting for the Issuer or of any Potential Investor introduced to Issuer by any such intermediary; nor shall Distributor have any responsibility for the actions or omissions of any such intermediary in the conduct of the offering.

c.             Any compensation payable to any such intermediary shall be solely the responsibility of Issuer, and Distributor shall have absolutely no liability or responsibility whatsoever for any fee, charge, expense or other form of compensation payable to any such intermediary in connection with this offering or otherwise.

2.             Services Not Performed by Distributor.  Unless otherwise agreed to by the Distributor, the Distributor shall not accept any money, securities or other property from any intermediary or Potential Investor in connection with an investment in Issuer, and all such money, securities or property shall be transmitted directly by the Potential Investor to the Issuer or such other entity as Issuer and the investor may agree.

3.             Compensation to Distributor.

a.             As compensation for its services hereunder, Issuer shall pay Distributor such fees, if any, as may be agreed between them in writing from time to time.

b.             Issuer and Distributor will each pay its own expenses incurred in connection with the activities contemplated by the Agreement.

4.             Time and Manner of Payment.  Payments of fees, if any, pursuant to Paragraph 3.a above shall be made as may be agreed by the Issuer and Distributor in writing.  All such payments shall be made to Distributor, and Issuer shall have no responsibility or obligation whatsoever with respect to the payment or distribution by Distributor of any portion of the payment that, in accordance with arrangements between Distributor and its individual registered representatives, may be owed to such representatives.

5.             Agreements, Representations and Warranties of Distributor.  Distributor agrees, represents and warrants to Issuer as follows:

a.             Distributor is an investment firm duly licensed as a securities broker-dealer in the Commonwealth of Pennsylvania and in other jurisdictions as required and is a member in good standing of the NASD.

b.             Each of Distributor’s registered representatives, while acting on behalf of Distributor pursuant to this Agreement, will be duly and appropriately licensed as a securities salesperson if and to the extent required under applicable law.

c.             Distributor understands that the securities of the Issuer are offered without registration under the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws, all in reliance upon applicable exemptions from such registration, and that failure to comply with the terms of such exemptions could have a serious adverse effect on the Issuer.  Distributor shall comply with the terms of such exemptions in connection with its activities under this Agreement, and Distributor shall not knowingly take any action or suffer any omission that would impair the eligibility of the Issuer for such exemptions; provided, however, that Distributor shall have no responsibility for the actions of the Issuer or any representative, affiliate or intermediary acting for or on behalf of the Issuer (other than Distributor and Distributor’s agents, employees, officers and directors) in connection with the offering.  Without limiting the generality of the foregoing, Distributor shall not:

i.              utilize any form of general solicitation or general advertising (within the meaning of Rule 502 of Regulation D under the 1933 Act, or any applicable state securities laws) in connection with locating potential investors for the Issuer, or make any solicitation or communication of any kind which would reasonably be expected to cause the offering to be deemed to have been made by means of such a general solicitation; or

ii.             pay any commission, fee, or other remuneration to any person or entity (other than its own representatives) for soliciting any potential investor.

d.             The person or persons who have signed this Agreement on behalf of Distributor are duly authorized to so sign, and this Agreement, assuming due authorization, execution and delivery by the Issuer, is a valid, legal and binding agreement of Distributor, enforceable in accordance with its terms.

6.             Representations and Warranties of Issuer.  Issuer represents and warrants to Distributor that:

a.             The Issuer has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with power and authority to own its property and conduct its business as described in the Prospectus.

b.             Copies of the Prospectus have been delivered to Distributor and copies of all additional written materials furnished to Potential Investors by or on behalf of Issuer shall be furnished to Distributor.  The Prospectus, including any amendments or supplements thereto, taken together with all additional written or oral information furnished to Potential Investors by or on behalf of Issuer and all information furnished to Distributor by Issuer expressly for dissemination to potential investors, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

c.             To the best of its knowledge, there is no litigation or governmental proceeding pending or threatened against, or involving property or business of, the Issuer which might materially and adversely affect the value of an investment in, the operation of, or the business of, the Issuer.

d.             The Issuer is not in violation of the Issuer’s constituent documents and the Issuer is not in default in the performance of any obligation, agreement or condition contained in any agreement of the Issuer or in any agreement by which the Issuer is bound.  The execution and delivery of this Agreement and the fulfillment of the terms set forth herein and therein, respectively, do not and will not conflict with or constitute a breach of or default under any constituent document of the Issuer or any other agreement, indenture or instrument by which the Issuer is bound or, to the best of its knowledge, any law, administrative rule, regulation or decree of any court or any governmental body or administrative agency having jurisdiction over or applicable to the Issuer.

e.             The person or persons who have signed this Agreement on behalf of Issuer are duly authorized to so sign, and this Agreement, assuming due authorization, execution and delivery by the Distributor, is a valid, legal and binding agreement of Issuer, enforceable in accordance with its terms.

f.              Neither any additional written or oral information provided to Potential Investors by authorized persons of Issuer, nor any additional written information provided to Distributor by authorized persons of Issuer expressly for dissemination to Potential Investors, will, when taken in context with all such information so provided (including the Prospectus), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

g.             The offer and sale of the Shares of the Issuer as contemplated hereby and pursuant to the Prospectus is and will be exempt from the registration requirements of the 1933 Act and the Issuer is and will be registered under the 1940 Act at all times during the term of this Agreement.  Issuer will use its best efforts to assure that the offering and sale of the securities of the Issuer will comply with relevant exemptions under the 1933 Act.  In addition, Issuer will take all action which is reasonably requested by Distributor to assure that the offering and sale of securities of the Issuer will comply with relevant exemptions under applicable state securities laws.

h.             Issuer has all requisite power and authority to duly and validly issue its Shares to Potential Investors.

7.             Indemnities.

a.             Issuer agrees to indemnify and hold harmless Distributor, and its affiliates, against any losses, claims, damages or liabilities, joint or several, to which Distributor or any of its affiliates may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue, or allegedly untrue, statement of a material fact contained in the Prospectus of the Issuer, any amendment or supplement thereto, any additional written or oral information provided to potential investors by, or on behalf of, Issuer and any additional written information provided by, or on behalf of, Issuer (excluding any such information originally provided in writing and expressly for such purpose by, or on behalf of, the Distributor, such information is referred to collectively herein as “Distributor Information”) for dissemination to potential investors in the Issuer, all such documents and information taken together (such documents and information herein collectively referred to as “Offering Materials”), or (ii) the omission or alleged omission by Issuer to state any material fact required to be stated in such Offering Materials or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (excluding such omissions or alleged omissions that arise out of or based upon any failure by the Distributor or its affiliates to provide to the Issuer additional material information that would be required to make the Distributor Information not misleading), (iii) any action or omission or alleged action or omission constituting a breach of this Agreement by Issuer or any misrepresentation or breach of warranty or alleged misrepresentation or breach of warranty set forth in Paragraph 6 or the untruth of any representation of Issuer contained herein, or (iv) any other action or omission or alleged action or omission of the Distributor, the Issuer, any intermediary or any other person representing or employed by the Issuer, unless such losses, claims, damages or liabilities (or actions in respect thereof) are the result of the Distributor’s willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.  Issuer further agrees to reimburse Distributor and its affiliates for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any such loss, claim, damage, liability or action.

b.             Distributor agrees to indemnity and hold harmless Issuer and its affiliates, against any losses, claims damages or liabilities, joint or several, to which Issuer or any of its affiliates may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) a person acquiring any Shares, and alleging a wrongful act of the Distributor or any of its affiliates or officers, employees or agents or alleging that the Distributor Information included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, (ii) any action or omission or alleged action or omission constituting a breach of this Agreement by Distributor or any misrepresentation or breach of a warranty or agreement or alleged misrepresentation or breach of a warranty or agreement set forth in Paragraph 5 or the untruth of any representation or agreement of Distributor contained herein, or (iii) any other action or omission or alleged action or omission of the Distributor, the Issuer, or any person representing or employed by the Distributor to the extent such losses, claims, damages or liabilities (or actions in respect thereof) are the result of the Distributor’s willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.  Distributor further agrees to reimburse any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

c.             Within five business days after receipt of notice by an indemnified party under this Section 7 of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  If the indemnifying party shall not have employed counsel to have charge of the defense of such action or proceeding or the indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct  the defense of any such action or proceeding on behalf of the indemnified party), then in any of such events the indemnified party’s legal or other expenses shall be borne by the indemnifying party.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

d.             If recovery is not available under the foregoing indemnification provisions of this Section 7 for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses.  In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the transactions giving rise to the liability, the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances; provided, however, that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.             Binding Effect.  This Agreement shall be binding upon Issuer and Distributor and their successors and assigns, and shall inure solely to the benefit of Issuer, Distributor and each other person referred to as entitled to indemnity under Section 7 above and their respective heirs, personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any securities of the Issuer shall be construed as a successor or assign by reason merely of such purchase.  Notwithstanding the foregoing provisions of this Section 8, this Agreement is not assignable by either party without the prior written consent of the other party.

9.             Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act.  To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

10.          Term of Agreement.  This Agreement shall be effective upon its execution, and, unless terminated as provided herein, shall continue in force for two year(s) from the effective date and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the directors of the Issuer, or the vote of a majority of the outstanding voting securities of the Issuer, and (ii) the vote of a majority of those directors of the Issuer who are not parties to this Agreement or interested persons of any such party (“Qualified Directors”), cast in person at a meeting called for the purpose of voting on the approval.  This Agreement shall automatically terminate in the event of its assignment.  As used in this paragraph the terms “vote of a majority of the outstanding voting securities,” “assignment” and “interested person” shall have the respective meanings specified in the 1940 Act.  In addition, this Agreement may at any time be terminated without penalty by the Distributor, or by the Issuer when authorized by a vote of a majority of Qualified Directors or by vote of a majority of the outstanding voting securities of the Issuer, upon not less than sixty days prior written notice to the other party.  Notwithstanding such termination, the provisions of Sections 3 and 4 hereof regarding fees shall survive and remain in effect and all representations, warranties and indemnities herein shall survive any such termination of this Agreement.

11.          Miscellaneous.  This Agreement represents the entire agreement of the parties with respect to the subject matter hereof.  This Agreement may not be modified except by a writing signed by the parties hereto.  This Agreement may be executed in several counterparts, each of which shall constitute an original and which together shall constitute a single agreement. In case of any dispute arising hereunder, the prevailing party shall be entitled to recover its costs of suit, including reasonable attorney’s fees, and including such costs and fees in any appellate, bankruptcy or arbitration proceedings.  This Agreement is the product of negotiation between the parties hereto and shall not be construed strictly in favor of or against either party, but in accordance with the fair meaning of the terms used herein.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby; provided, however, that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.  To the extent that it may effectively do so under applicable law, each party hereby waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

12.          Notice.  Any notice permitted or required hereunder shall be sufficiently given if in writing and hand delivered or mailed, postage prepaid to the parties at the addresses first above written or such other addresses as Issuer or Distributor shall provide to the other in writing by notice as stated above.

Notices to Issuer shall be sent to:

c/o SEI Global Services, Inc.

1 Freedom Valley Drive

Oaks, PA 19456

Attention: General Counsel

Notices to Distributor shall be sent to:

SEI Investments Distribution Co.

1 Freedom Valley Drive

Oaks, PA 19456

Attention: General Counsel

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 29th day of June, 2007.

SEI Investments Distribution Co.

By:	/s/ John Munch

Name:	John Munch

Title:	Secretary

SEI Alpha Strategy Portfolios, LP

By:	/s/ Sofia A. Rosala

Name:	Sofia A. Rosala

Title:	Vice President

SCHEDULE A

TO THE PLACEMENT AGENT AGREEMENT

DATED AS OF JUNE 29, 2007

BETWEEN

SEI ALPHA STRATEGY PORTFOLIOS, LP

AND

SEI INVESTMENTS DISTRIBUTION CO.

This Agreement shall apply with respect to portfolios of the Issuer, either now existing or in the future created.  The following is a listing of the current portfolios of the Issuer:

SEI LIBOR Plus Portfolio